As filed with the Securities and Exchange Commission on March 3, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MACROGENICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-1591613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9640 Medical Center Drive, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

2013 Equity Incentive Plan
(Full title of the plan)

Scott Koenig, M.D., Ph.D.
President and Chief Executive Officer
9640 Medical Center Drive
Rockville, MD 20850
(Name and address of agent for service)
(301) 251-5172
(Telephone number, including area code, of agent for service)

Copies to:
Atul Saran Senior Vice President and General Counsel 9640 Medical Center Drive Rockville, MD 20850 (301) 251-5172	Richard E. Baltz Arnold & Porter LLP 555 Twelfth Street NW Washington, DC 20004 (202) 942-5000

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	2,126,930 shares	$34.91(2)	$74,251,126.30(2)	$8,628

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $34.91, the average of the high and low price of the registrant's Common Stock as reported on the NASDAQ Global Market on February 27, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,126,930 shares of common stock of MacroGenics, Inc. (the "Company") issuable pursuant to the Company's 2013 Equity Incentive Plan. Accordingly, the contents of the Company's registration statement on Form S-8 filed with the SEC on November 12, 2013 (Registration No. 333-192277) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

a)
The Company's latest Annual Report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the latest fiscal year for which such statements have been filed;

b)
All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's latest annual report or prospectus referred to in (a) above;

c)
The description of the Company's common stock contained in its Registration Statement on Form 8-A filed on October 7, 2013, including any amendments or reports filed for the purpose of updating such description; and

d)
Future filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of any post-effective amendment to this Registration Statement which indicates that all securities offered under this Registration Statement have been sold or which deregisters all such securities then remaining unsold.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement

 Item 8. Exhibits.

The exhibits to this Registration Statement are described in the Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on March 3, 2015.

DATE:  March 3, 2015                                                                                    By:  /s/ Scott Koenig
Name:  Scott Koenig, M.D., Ph.D.
Title:  President and Chief Executive Officer

We, the undersigned directors and officers of MacroGenics, Inc., a Delaware corporation, do hereby constitute and appoint Scott Koenig, Chief Executive Officer, and James Karrels, Chief Financial Officer, and each and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the SEC, in connection with this registration statement, or any registration statement for this offering under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on March 3, 2015.

SIGNATURE:	TITLE:

/s/ Scott Koenig	President and CEO and Director
Scott Koenig, M.D., Ph.D.	(Principal Executive Officer)

/s/ James Karrels	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)
James Karrels

/s/ Lynn Cilinski	Vice President, Controller and Treasurer (Principal Accounting Officer)
Lynn Cilinski

/s/ Paulo Costa	Director
Paulo Costa

/s/ Matthew Fust	Director
Matthew Fust

/s/ Kenneth Galbraith	Director
Kenneth Galbraith

/s/ Edward Hurwitz	Director
Edward Hurwitz

/s/ David Stump	Director
David Stump, M.D.

INDEX TO EXHIBITS

5.1            Opinion of Arnold & Porter LLP

23.1            Consent of Arnold & Porter LLP (included in Exhibit 5.1)

23.2            Consent of Ernst & Young LLP

24.1            Power of Attorney (included on signature page)